Exhibit 10.9
Agreement on Acquisition of All the Equity Interest
in Shanghai Nobo Energy Technology Co., Ltd.
Party A: Guo Wei
Party B: Sang Jinlai
Party C: Eastern Well Holdings Limited
     Through friendly consultation between Eastern Well Holdings Limited (Hong Kong) and Guo Wei and Sang Jinlai, shareholders of Shanghai Nobo Energy Technology Co., Ltd., in accordance with the provisions of the Interim Provisions on Merger or Acquisition of Domestic Enterprises by Foreign Investors, the Law of the People’s Republic of China on Foreign Investment Enterprises, the Company Law as well as the resolutions adopted at the shareholders’ meeting and the executive directors’ meeting of Shanghai Nobo Energy Technology Co., Ltd., and according to the principles of equality and mutual benefit, Party A has come to agree to transfer to Party C all of the 90% equity interest he holds in Shanghai Nobo Energy Technology Co., Ltd. in the amount of RMB 9 million, Party B has come to agree to transfer to Party C all of the 10% equity interest he holds in Shanghai Nobo Energy Technology Co., Ltd. in the amount of RMB 1 million, and Party C has come to agree to accept all the equity interest Party A and Party B will transfer to it. Party A, Party B and Party C hereby enter into this Agreement and undertake to abide by it.
     Article 1 Parties to this Agreement
     Party A: Guo Wei
     Address: No. 14, Alley 588, Julu Road, Jing’an District
     Nationality: China
     Party B: Sang Jinlai
     Address: Unit 2601, No. 3, Alley 812, Changde Road, Jing’an District
     Nationality: China
     Party C: Eastern Well Holdings Limited
     Legal Address: 18/F, Siu Ying Commercial Building, 151-155 Queen’s Road Central, Hong Kong
     Nationality/Region: Hong Kong, China
     Legal Representative: Kwok Ping Sun
     Brief Description of this company: Eastern Well Holdings Limited (Hong Kong) is engaged mainly in the distribution and installation of cooling and heating equipment and the design of ground-source heat pump projects and the import and export thereof.

     Article 2 Percentages of Equity Interest to Be Acquired and Prices for Such Acquisition
     Through consultation between the parties, Party A agrees to transfer to Party C all of the 90% equity interest he holds in Shanghai Nobo Energy Technology Co., Ltd., i.e. the registered capital of this company in the amount of RMB 9 million, together with all the rights and obligations attached thereto; and Party B agrees to transfer to Party C all of the 10% equity interest he holds in Shanghai Nobo Energy Technology Co., Ltd., i.e. the registered capital of this company in the amount of RMB 1 million, together with all the rights and obligations attached thereto. Both Party A and Party B hereby waive their respective right of first refusal to acquire such equity interest.
     Upon transfer of all the equity interest in Shanghai Nobo Energy Technology Co., Ltd., this company shall be transformed from a domestic joint venture enterprise into an enterprise funded by Hong Kong investors and the name of this company shall be changed to Shanghai Nobo Commerce & Trade Co., Ltd. Party A and Party B shall cease to be shareholders of this company and Party B shall become the sole shareholder that holds 100% of the equity interest in the newly established Shanghai Nobo Commerce & Trade Co., Ltd.
     Article 3 Period and Method for Performance of this Agreement
     Effectiveness of this Agreement:
     This Agreement shall become effective upon approval by the municipal foreign investment approval authority of the transfer of all the equity interest in Shanghai Nobo Energy Technology Co., Ltd.
     Upon receipt of the official reply to, and the certificate of approval of, the establishment of Shanghai Nobo Commerce & Trade Co., Ltd., Party C shall handle the procedure for registration modification with the Administration for Industry and Commerce and, within 3 months of receipt of the business license of this company after approval of registration modification by the Administration for Industry and Commerce, it shall remit in cash in one lump sum Hong Kong dollar equivalent of RMB 10 million, which accounts for 100% of the price for transfer of equity interest, to the bank accounts designated by Party A and Party B, respectively.
     Article 4 Rights and Obligations of the Parties
     Party A and Party B shall provide all the relevant materials and documents to be involved in the transfer of equity interest, which Party A and Party B are obligated to provide, and assist Party C in handling the procedures for application for approval of registration modification with the Administration for Industry and Commerce.
     Party C shall provide all the relevant materials and documents to be involved in the transfer of equity interest, which Party B is obligated to provide.

     Party C undertakes that (i) it will assume all the existing creditor’s rights and liabilities of Party A upon transformation of Shanghai Nobo Energy Technology Co., Ltd. into an enterprise funded by Hong Kong investors; (ii) it will keep all the existing employees of Shanghai Nobo Energy Technology Co., Ltd. in its employment in accordance with the relevant provisions of the Labor Law of the People’s Republic of China; and (iii) it will pay the price for transfer of equity interest within the time limit as specified in Article 3 of this Agreement.
     Article 5 Liability for Breach of Contract and Dispute Resolution
     If any breach of contract by any party to this Agreement renders it impossible to perform this Agreement or to perform it fully, the liability that may arise from such breach of contract shall be assumed by the breaching party. If all of the parties to this Agreement violate this Agreement, the provisions of the Contract Law of the People’s Republic of China on liability for breach of contract shall be applicable thereto.
     The conclusion, validity, interpretation and performance of this Agreement and the resolution of disputes under this Agreement shall be governed by laws of the People’s Republic of China.
     If any dispute arises out of performance of this Agreement or relating to this Agreement, the parties shall settle such dispute through friendly consultation. If such consultation proves unsuccessful, the dispute shall be submitted to the Shanghai Branch of the China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules of this commission in effect at the time of the application for such arbitration. The arbitral award shall be final and binding on all the parties.
     Article 6 Time and Venue of Execution of this Agreement
     This Agreement was executed on March      , 2008 at the registered address of Shanghai Nobo Energy Technology Co., Ltd.
     This Agreement is executed in six counterparts, all of which shall have equal effect and validity, one of which shall be kept by each party and the rest of which shall be used in handling the procedures for examination and approval by the competent government authorities and for registration modification with the Administration for Industry and Commerce.
Party A: Guo Wei (Signature and Corporate Seal of Shanghai Nobo Energy Technology Co., Ltd.)
Date: March 5, 2008
Party B: Sang Jinlai (Signature)
Date: March 5, 2008
Party C: Eastern Well Holdings Limited
Legal Representative: Kwok Ping Sun (Signature)
Date: March 5, 2008

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